CORRECTED RESTATED CERTIFICATE AND ARTICLES OF INCORPORATION OF DELMARVA POWER & LIGHT CORPORATION

            This Corrected Restated Certificate and Articles of Incorporation, duly adopted by the Board of Directors in accordance with Section 242 and Section 245 of the Delaware General Corporation Law ("DGCL"), restates and integrates the Restated Certificate and Articles of Delmarva Power & Light Corporation (the "Certificate") attached hereto as Exhibit A, as amended subsequent to original filing with the Secretary of State on August 8, 2002, and, in accordance with Section 103 of the DGCL, corrects the name of the Company as stated in the Article First of the Certificate from Corporation to Company:

See attached Restated Certificate and Articles of Incorporation - -Exhibit A

Exhibit A
RESTATED CERTIFICATE AND ARTICLES OF INCORPORATION OF DELMARVA POWER & LIGHT COMPANY (a Delaware and Virginia corporation)

            The present name of the corporation is DELMARVA POWER & LIGHT COMPANY. The corporation was originally incorporated under the name AMERICAN POWER COMPANY by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on April 22, 1909.

            This Restated Certificate and Articles of Incorporation of the corporation, which both restates and further amends the provisions of the corporation's Certificate and Articles of Incorporation, as amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and Sections 13.1-707 and 13.1-711 of the Stock Corporation Act of the Commonwealth of Virginia. And further, this Restated Certificate and Articles of Incorporation has been approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware and Section 13.1-657 of the Stock Corporation Act of the Commonwealth of Virginia.

            The Certificate and Articles of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

            FIRST:       The name of this Corporation is "DELMARVA POWER & LIGHT COMPANY" (the "Corporation").

            SECOND:       The address of the Corporation's registered office in the State of Delaware is 800 King Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is PHI Service Company c/o Legal Department.

            THIRD:       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  In limitation of the foregoing, the Company shall, in Virginia, conduct the business of an electric utility as a public service company, and it shall have power to conduct, in Virginia, other public service business or non-public service business so far as may be related to or incidental to its stated business as a public service company and in any other state such business as may be authorized or permitted by the laws thereof. Nothing in this paragraph shall limit the power of the Company in respect of the securities of other corporations.

            FOURTH:       The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is fifteen million eight hundred thousand (15,800,000) shares, of which one million eight hundred thousand (1,800,000) shares, the par value of One Hundred Dollars ($100) per share, shall be designated Preferred Stock; three million (3,000,000) shares, par value of Twenty-Five Dollars ($25) per share, shall be designated Preferred Stock -- $25 Par; ten million (10,000,000) shares, par value of One Dollar ($1) per share, shall be designated Preferred Stock - $1.00 Par, and one million (1,000,000) shares, par value of Two Dollars and Twenty Five Cents ($2.25) per share, shall be designated Common Stock.

            A.       A statement of the designations and of the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, and of the powers conferred upon the Board of Directors with respect to the creation of series of the Preferred Stock and Preferred Stock - $25 Par and of the limitation of variation between such series, is as follows:

            1.       The shares of the Preferred Stock and Preferred Stock - $25 Par may be divided into and issued in series, from time to time, as herein provided. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series. All shares of the Preferred Stock of all series shall constitute one and the same class of stock and shall be of equal rank, and all shares of any particular series of the Preferred Stock shall be identical except as provided hereinafter. All shares of the Preferred Stock - $25 Par of all series shall constitute one and the same class of stock and shall be of equal rank, and all shares of any particular series of the Preferred Stock - $25 Par shall be identical except as provided hereinafter. Irrespective of the foregoing, the shares of the Preferred Stock and Preferred Stock - $25 Par of different series or within a particular series, subject to any applicable provision of law, may vary as to the following terms, which shall be specified in the case of each such series at any time prior to the issuance of the shares thereof, in the manner provided in paragraph A.8 hereof:

                   (a)       The dividend rate or rates and the dividend payment date or dates for the particular series, which may vary between shares and which may be expressed as formulae or other methods by which such terms shall be determined from time to time, and the date or dates from which dividends for each share of such series shall be cumulative;

                   (b)       The redemption price or prices, which may be expressed as formulae or other methods by which such price or prices shall be determined from time to time, and the terms and conditions of redemption, if any, for the particular series;

                   (c)       The amount or amounts per share for the particular series, payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which may be different for voluntary and involuntary liquidation, dissolution or winding up;

                   (d)       The terms and amount of any sinking fund provided for the purchase or redemption of shares of the particular series; and

                   (e)       The conversion, participating or special rights, and the qualifications, limitations or restrictions thereof, if any, of the particular series.

            Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock.

            2.       The designations and separate terms of the seven separate series of the Preferred Stock and one Separate Series of Preferred Stock - $25 Par, authorized, issued and outstanding as of the date of this Restated Certificate and Articles of Incorporation are as follows:

             (a)       4% Preferred Stock

                              Authorized October 23, 1943

                         (1)       The Corporation has established $4,000,000 par value of the authorized Preferred Stock which shall be designated as "4% Preferred Stock", consisting initially of 40,000 shares of the par value of $100 per share.

                         (2)       The terms of the "4% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Preferred Stock, shall be as follows: the dividend rate shall be 4% per annum, and October 1, 1943 shall be the date from which dividends shall be cumulative on all shares issued prior to the record date for the dividend payable December 31, 1943; dividends shall be payable quarter-yearly on the last days March, June, September, and December, and redemption price shall be $107 per share as to any shares redeemed on or prior to September 30, 1948, $106 per share as to any shares redeemed thereafter and on or before September 30, 1953, and $105 per share as to any shares redeemed on and after October 1, 1953; the amount per share payable in the event of any voluntary liquidation, dissolution or winding up shall be the amount per share at which such share could at the time be redeemed, and in the event of any involuntary liquidation, dissolution or winding up shall be $100.

             (b)       3.70% Preferred Stock

                        Authorized March 24, 1947

                         (1)       The Corporation has established $5,000,000 par value of the authorized Preferred Stock as a series of such Preferred Stock which shall be designated as "3.70% Preferred Stock", consisting initially of 50,000 shares of the par value of $100 per share.

                         (2)       The terms of the "3.70% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Preferred Stock, shall be as follows: the dividend rate shall be 3.70% per annum, and April 1, 1947, shall be the date from which dividends shall be cumulative on all shares issued prior to the record date for the dividend payable June 30, 1947; dividends shall be payable quarter-yearly on the last days of March, June, September and December, and redemption price shall be $106 per share as to any shares redeemed on or prior to March 31, 1952, $105 per share as to any shares redeemed thereafter and on or before March 31, 1957, and $104 per share as to any shares redeemed on and after April 1, 1957; the amount per share payable in the event of any voluntary liquidation, dissolution or winding up shall be the amount per share at which such share could at the time be redeemed, and in the event of any involuntary liquidation, dissolution or winding up shall be $100.

             (c)       4.28% Preferred Stock

                        Authorized July 6, 1949

                         (1)       The Corporation has established $5,000,000 par value of the authorized Preferred Stock as a series of such Preferred Stock which shall be designated as "4.28% Preferred Stock", consisting initially of 50,000 shares of the par value of $100 per share.

                         (2)       The terms of the "4.28% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Preferred Stock shall be as follows: the dividend rate shall be 4.28% per annum, and June 30, 1949 shall be the date from which dividends shall be cumulative on all shares issued prior to the record date for the dividend payable September 30, 1949; dividends shall be payable quarter-yearly on the last days of March, June, September and December, the redemption price shall be $106 per share as to any shares redeemed on or prior to June 30, 1954, $105 per share as to any shares redeemed thereafter and on or before June 30, 1959, and $104 per share as to any shares redeemed on and after July 1, 1959; the amount per share payable in the event of any voluntary liquidation, dissolution or winding up shall be the amount per share at which such share could at the time be redeemed, and in the event of any involuntary liquidation, dissolution or winding up shall be $100.

             (d)       4.56% Preferred Stock

                        Authorized February 26, 1952

                         (1)       The Corporation has established $5,000,000 par value of the authorized Preferred Stock as a series of such Preferred Stock which shall be designated as "4.56% Preferred Stock", consisting initially of 50,000 shares of the par value of $100 per share.

                         (2)       The terms of the "4.56% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Preferred Stock shall be as follows: the dividend rate shall be 4.56% per annum, and March 1, 1952 shall be the date from which dividends shall be cumulative on all shares issued prior to the record date for the dividend payable March 31, 1952; dividends shall be payable quarter-yearly on the last days of March, June, September and December, the redemption price shall be $107 per share as to any shares redeemed on or prior to December 31, 1956, $106 per share as to any shares redeemed thereafter and on or prior to December 31, 1961, and $105 per share as to any shares redeemed on or after January 1, 1962; the amount per share payable in the event of any voluntary liquidation, dissolution or winding up shall be the amount per share at which such share could at the time be redeemed, and in the event of any involuntary liquidation, dissolution or winding up shall be $100.

             (e)       4.20% Preferred Stock

                        Authorized December 13, 1955

                         (1)       The Corporation has established $5,000,000 per value of the authorized Preferred Stock as a series of such Preferred Stock which shall be designated as "4.20% Preferred Stock", consisting initially of 50,000 shares of the par value of $100 per share.

                         (2)       The terms of the "4.20% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Preferred Stock shall be as follows: the dividend rate shall be 4.20% per annum, and December 20, 1955 shall be the date from which dividends shall be cumulative on all shares issued prior to the record date for the dividend payable December 31, 1955; dividends shall be payable quarter-yearly on the last days of March, June, September and December, the redemption price shall be $106 per share as to any shares redeemed on or prior to December 31, 1960, $105 per share as to any shares redeemed thereafter and on or prior to December 31, 1965, $104 per share as to any shares redeemed thereafter and on or prior to December 31, 1970, and $103 per share as to any shares redeemed on or after January 1, 1971; the amount per share payable in the event of any voluntary liquidation, dissolution or winding up shall be the amount per share at which such share could at the time be redeemed; and in the event of any involuntary liquidation, dissolution or winding up shall be $100.

             (f)       5% Preferred Stock

                        Authorized December 11, 1956

                         (1)       The Corporation has established $8,000,000 par value of the authorized Preferred Stock as a series of such Preferred Stock which shall be designated as "5% Preferred Stock", consisting initially of 80,000 shares of the par value of $100 per share.

                         (2)       The terms of the "5% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Preferred Stock shall be as follows: the dividend rate shall be 5% per annum, and December 18, 1956 shall be the date from which dividends shall be cumulative on all shares issued prior to the record date for the dividend payable December 31, 1956; dividends shall be payable quarter-yearly on the last days of March, June, September and December, the redemption price shall be $107 per share as to any shares redeemed on or prior to December 31, 1961, $106 per share as to any shares redeemed thereafter and on or prior to December 31, 1966, $105 per share as to any shares redeemed thereafter and on or prior to December 31, 1971, and $104 per share as to any shares redeemed on or after January 1, 1972; the amount per share payable in the event of any voluntary liquidation, dissolution or winding up shall be the amount per share at which such share could at the time be redeemed; and in the event of any involuntary liquidation, dissolution or winding up shall be $100.

             (g)       7-3/4% Preferred Stock

                        (1)       The shares of such series of Preferred Stock - $25 Par shall be designated as "7-3/4% Preferred Stock - $25 Par," consisting initially of 1,600,000 shares of Preferred Stock - $25, par value $25 per share; and

                         (2)       The dividend rate shall be 7-3/4% per annum on the par value thereof, and August 4, 1992 shall be the date from which dividends shall be cumulative on all shares issued on or prior to the record date for the dividend payable September 30, 1992; and

                         (3)       Dividends shall be payable quarter-yearly on the last days of March, June, September and December; and

                         (4)       The 7-3/4% Preferred Stock--$25 Par will not be redeemable prior to September 30, 2002, but will be redeemable, in whole or in part at the option of the Corporation, on any dividend payment date on or after September 30, 2002, at $25 per share, together with dividends accumulated and unpaid to the redemption date; and

                         (5)       The amount per share payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be $25.00 per share; and

                         (6)       In the case of the redemption of a part only of the 7-3/4% Preferred Stock--$25 Par, the Corporation shall select by lot the shares so to be redeemed.

             (h)       6-3/4% Preferred Stock

                         (1)       The shares of such series of Preferred Stock shall be designated as "6-3/4% Preferred Stock," consisting initially of 200,000 shares of Preferred Stock, par value $100 per share; and

                         (2)       The dividend rate shall be 6-3/4% per annum on the par value thereof, and November 4, 1993, shall be the date from which dividends shall be cumulative on all shares issued on or prior to the record date for the dividend payable December 31, 1993; and

                         (3)       Dividends shall be payable quarter-yearly on the last days of March, June, September and December; and

                         (4)       The 6-3/4% Preferred Stock will not be redeemable prior to November 1, 2003; and

                         (5)       Beginning on November 1, 2003, the 6-3/4% Preferred Stock will be redeemable at any time at the option of the Corporation in whole or in part at $100 per share, together with dividends accumulated and unpaid to the redemption date; and

                         (6)       The amount per share payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be $100.00 per share; and

                         (7)       In the case of the redemption of a part only of the 6-3/4% Preferred Stock, the Corporation shall select by lot the shares so to be redeemed.

            3.       The holders of each series of the Preferred Stock and Preferred Stock-$25 Par at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential dividends, at the dividend rate or rates for the particular series as may have been fixed or as may be determined in the manner specified by the Board of Directors as herein provided, payable quarter-yearly on the last days of March, June, and September and December in each year or on such other date or dates and for such other period or periods as may have been fixed or as may be determined in the manner specified by the Board of Directors, as herein provided, to stockholders of record on the respective dates, not exceeding forty (40) days preceding such dividend payment dates, fixed for such purposes by the Board of Directors. No dividend shall be declared on any share of the Preferred Stock or Preferred Stock-$25 Par in respect of any dividend period for such share unless prior to or contemporaneously with such declaration likewise there shall have been or shall be declared on all shares of all series of the Preferred Stock and the Preferred Stock-$25 Par at the time outstanding like proportionate dividends, ratably, in proportion to the respective dividend rate or rates therefor, in respect of each dividend period for which the dividend payment date shall have occurred prior to or shall occur contemporaneously with the declaration of such dividend on such share. The dividends on shares of all series of the Preferred Stock and Preferred Stock-$25 Par shall be cumulative. In the case of all shares of each particular series having fixed quarter-yearly dividend payment dates, the dividends on such share shall be cumulative;

(a)	if issued on or prior to the record date for the first dividend on the share of such series, then from the date for the particular series fixed therefor as herein provided;
(b)	if issued during the period commencing immediately after the record date for a dividend and terminating at the close of the payment date for such dividend, then from such dividend payment date; and
(c)	otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares.

                  Unless dividends on all outstanding shares of each series of the Preferred Stock and Preferred Stock - $25 Par, at the dividend rate or rates and from the dates for accumulation thereof fixed or determined as herein provided, shall have been paid or declared and set apart for payment for all past dividend periods, but without interest on accrued dividends, no dividends shall be paid or declared and no other distribution shall be made on the Common Stock, and no Common Stock shall be purchased or otherwise acquired for value by the Corporation. Any accumulation of dividends on the Preferred Stock and Preferred Stock-$25 Par shall not bear interest. The holders of the Preferred Stock and Preferred Stock-$25 Par of any series shall not be entitled to receive any dividends thereon other than the dividends referred to in this paragraph 3.

            4.       The Corporation, by action of its Board of Directors, may redeem the whole or any part of any series of the Preferred Stock or Preferred Stock-$25 Par at any time or from time to time, except as may be otherwise provided in the resolutions creating such series, at the redemption price of the shares of the particular series fixed or determined therefor as herein provided, together with a sum in the case of each share of each series so to be redeemed, computed at the dividend rate or rates for such share from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon or declared and set aside for payment thereon. Except as otherwise provided by the Board of Directors at any time prior to the issuance of any particular series of the Preferred Stock or the Preferred Stock-$25 Par, in the manner provided in paragraph A.8. hereof, (i) notice of every such redemption shall be given by publication at least once in a daily newspaper printed in the English language and published and of general circulation in the city of New York, New York, the first publication in such newspaper to be at least thirty (30) days and not more than ninety (90) days prior to the date fixed for such redemption, and (ii) at least thirty (30) days and not more than ninety (90) days previous notice of every such redemption shall also be mailed to the holders of record of the shares of the Preferred Stock or Preferred Stock-$25 Par so to be redeemed, at their respective addresses as the same shall appear on the books of the Corporation; but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Preferred Stock or Preferred Stock-$25 Par so to be redeemed. In case of the redemption of a part only of any series of the Preferred Stock or Preferred Stock-$25 Par at the time outstanding, the Corporation shall select by lot or pro rata, in such manner as the Board of Directors may determine, the shares so to be redeemed. The Board of Directors shall have full power and authority subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which the shares of the Preferred Stock or Preferred Stock-$25 Par shall be redeemed from time to time. If such notice of redemption shall have been duly given by publication, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the date fixed for redemption, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption thereof, without interest; provided, however, that the Corporation may, after giving notice by publication of any such redemption as hereinbefore provided or after giving to the bank or trust company hereinafter referred to irrevocable authorization to give such notice by publication, and, at any time prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary or such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York or of the State of Delaware, doing business in the city of New York, New York, or in the city of Wilmington, Delaware, having capital, surplus and undivided profits aggregating at least $10,000,000, designated in such notice of redemption, and upon such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest, provided further that notice of such right shall be included in the notice of redemption hereinabove provided for. If at any time the Corporation shall have failed to pay dividends in full on any outstanding shares of the Preferred Stock or Preferred Stock-$25 Par, thereafter and until dividends in full on all shares of the Preferred Stock and Preferred Stock-$25 Par outstanding shall have been paid, or declared and set aside for payment, for all past dividend periods, the Corporation shall not redeem any shares of the Preferred Stock or Preferred Stock-$25 Par unless all of the shares of the Preferred Stock and Preferred Stock-$25 Par outstanding are redeemed and shall not purchase or otherwise acquire for value any shares of the Preferred Stock or Preferred Stock-$25 Par unless such purchase or other acquisition is in accordance with an offer (which may vary as to the terms offered with respect to shares of different series of the Preferred Stock or Preferred Stock-$25 Par) made in writing or by publication (as determined by the Board of Directors) to all holders of shares of the Preferred Stock and Preferred Stock-$25 Par. All or any shares, of Preferred Stock or Preferred Stock-$25 Par at any time redeemed, purchased or acquired by the Corporation may thereafter, in the discretion of the Board of Directors, be reissued or otherwise disposed of or may be reclassified as shares of other series at any time or from time to time to the extent and in the manner now or hereafter permitted by law, subject, however, to the limitations hereinafter imposed upon the issue of shares of the Preferred Stock and Preferred Stock-$25 Par, but shares so reacquired, if so reclassified shall first be cancelled in the manner provided by law.

            5.       Before any amount shall be paid to, or any assets distributed among, the holders of the Common Stock upon any liquidation, dissolution or winding up of the Corporation, and after paying or providing for the payment of all creditors of the Corporation, the holders of all shares of each series of the Preferred Stock and Preferred Stock-$25 Par at the time outstanding shall be entitled to be paid in cash the amount for the shares of the particular series fixed therefor as herein provided, together with a sum in the case of each such share of each series, computed at the dividend rate or rates for such share, from the date from which dividends on such share became cumulative to the date fixed for the payment of such distributive amount, less than the aggregate of the dividends theretofore or on such date paid thereon or declared and set aside for payment thereon; but no payments on account of such distributive amounts shall be made to the holders of the shares of any series of the Preferred Stock or Preferred Stock-$25 Par unless there shall likewise be paid at the same time to the holders of shares of each other series of the Preferred Stock and Preferred Stock-$25 Par at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amount to which they are respectively entitled as herein provided. The holders of the Preferred Stock and Preferred Stock-$25 Par of any series shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than amounts referred to in this paragraph. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the exchange of shares of the Corporation for shares of another corporation pursuant to a plan of exchange, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph.

            6.       Whenever the full dividends on the shares of all series of the Preferred Stock and Preferred Stock-$25 Par at the time outstanding for all past quarter-yearly dividend periods shall have been paid or declared and set apart for payment then such dividends (payable in cash, stock or otherwise), as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for payment of such dividends.

            7.       In the event of any liquidation, dissolution or winding up of the Corporation, all assets and funds of the Corporation remaining after paying or providing for the payment of all creditors of the Corporation and after paying or providing for the payment to the holders of shares of all series of the Preferred Stock and Preferred Stock-$25 Par of the full distributive amounts to which they are respectively entitled, as herein provided, shall be divided among and paid to the holders of the Common Stock according to their respective shares.

            8.       The Board of Directors of the Corporation may, at any time or from time to time, within the then total authorized number of shares of the Preferred Stock or Preferred Stock-$25 Par of all series, increase the authorized number of shares of any series of the Preferred Stock or Preferred Stock-$25 Par or of any Preferred Stock or Preferred Stock-$25 Par which is not part of a then existing series, establish or reestablish any unissued shares of the Preferred Stock or Preferred Stock-$25 Par as shares of the Preferred Stock or Preferred Stock-$25 Par of any series or as Preferred Stock or Preferred Stock-$25 Par which is not part of a then existing series, create one or more additional series of the Preferred Stock or Preferred Stock-$25 Par, fix the authorized number of shares of any series (which number of shares shall be subject to change from time to time by like action), and fix or specify the designations and the terms of any series of the Preferred Stock or Preferred Stock-$25 Par in the respects in which the shares of any series may vary from the shares of other series or from other shares within the same series of the Preferred Stock or Preferred Stock-$25 Par as provided in paragraph A.1. hereof. Nothing in this paragraph shall authorize the Board of Directors to change in any manner the rights and preferences of any outstanding shares of Preferred Stock or Preferred Stock-$25 Par. Shares of Preferred Stock and Preferred Stock-$25 Par previously issued and reacquired shall be cancelled before issuance as shares of another series.

            9.        (a)       So long as any shares of the Preferred Stock or Preferred Stock-$25 Par of any series are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose in accordance with the provisions of paragraph A.13. hereof) of the holders of at least two-thirds of the total voting power of the outstanding Preferred Stock and Preferred Stock-$25 Par of all series voting as a single class:

       (1)       Create or authorize any kind of stock (other than a series of Preferred Stock or Preferred Stock-$25 Par) ranking prior to or on a parity with the Preferred Stock or Preferred Stock-$25 Par or create or authorize any obligation or security convertible into shares of stock of any such kind; or

       (2)       Amend, alter, change or repeal any of the express terms of the Preferred Stock or Preferred Stock-$25 Par or of any series of the Preferred Stock or Preferred Stock-$25 Par then outstanding in a manner prejudicial to the holders thereof, provided, however, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of shares of one or more, but not all, of the series of the Preferred Stock or Preferred Stock-$25 Par at the time outstanding, such consent shall be required only from the holders of two-thirds of the total voting power of outstanding shares of all series so affected; or

       (3)       Issue any additional shares of any series of the Preferred Stock or Preferred Stock-$25 Par, unless the net earnings of the Corporation applicable to the payment of dividends on shares of the Preferred Stock and Preferred Stock-$25 Par, and unless the net earnings of the Corporation applicable to the payment of interest charges on its indebtedness, in each instance after provision for depreciation and all taxes chargeable as operating expenses and determined in accordance with generally accepted accounting principles, for any twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month within which such additional shares of stock shall be issued, shall, respectively, have been at least two (2) times the dividend requirements for such twelve (12) months' period upon the entire amount of the Preferred Stock and Preferred Stock-$25 Par to be outstanding immediately after the proposed issue of such additional shares of Preferred Stock or Preferred Stock-$25 Par and at least one and one-half (1-1/2) times the aggregate of such dividend requirements and of the interest charges for said period on the entire amount of indebtedness to be likewise outstanding; but excluding from each of the foregoing computations interest charges on all indebtedness which is to be retired through the issue of such additional shares of Preferred Stock or Preferred Stock-$25 Par; provided that, if the shares of any series of the Preferred Stock or Preferred Stock-$25 Par shall have other than a fixed dividend rate or rates, the dividend requirements for the shares of such series shall be determined by reference to the weighted average dividend rate on such shares for any twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month within which such additional shares shall be issued; and provided further that, if the shares of the series to be issued are to have other than a fixed dividend rate or rates, the dividend requirements for the shares of such series shall be determined with reference to the initial dividend rate upon the issuance of such shares; or

       (4)       Issue any additional shares of any series of the Preferred Stock or Preferred Stock-$25 Par, unless the capital of the Corporation represented by its Common Stock together with its surplus as then stated on its books of account shall in the aggregate be at least equal to the involuntary liquidating value of the Preferred Stock or Preferred Stock-$25 Par to be outstanding immediately after the proposed issue of such additional shares of Preferred Stock or Preferred Stock-$25 Par.

                   (b)       So long as any shares of the Preferred Stock or Preferred Stock-$25 Par of any series are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose in accordance with the provisions of paragraph A.13. hereof) of the holders of at least a majority of the total voting power of the outstanding Preferred Stock and Preferred Stock-$25 Par of all series, voting as a single class:

       (1)       Increase the total authorized number of shares of the Preferred Stock or Preferred Stock-$25 Par; or

       (2)       Merge or consolidate with or into any other corporation or sell or otherwise dispose of all or substantially all of the Corporation's assets; provided that the provisions of this subparagraph shall not apply to a purchase or other acquisition by the Corporation of franchises or assets of another corporation in any manner which does not involve a statutory merger or consolidation, or to a merger or consolidation pursuant to which none of the rights or preferences of the holders of the Preferred Stock and Preferred Stock--$25 Par will be adversely affected and the company resulting therefrom will have outstanding immediately after such merger or consolidation no additional class of stock ranking prior to or equally with the Preferred Stock or Preferred Stock--$25 Par with respect to payment of dividends or to distribution on liquidation or dissolution.

                   (c)       So long as any shares of the Preferred Stock or Preferred Stock-$25 Par of any series are outstanding, the Corporation shall not pay any dividends on or make any other distribution to the holders of shares of its Common Stock if after giving effect to such payment or distribution the capital of the Corporation represented by its Common Stock together with its surplus as then stated on its books of account shall in the aggregate be less than the involuntary liquidating value of all shares of its then outstanding Preferred Stock and Preferred Stock-$25 Par.

            10.       No holder of shares of the Common Stock or of any series of the Preferred Stock or Preferred Stock-$25 Par shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into stock, of any class, series or kind whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends or otherwise.

            11.        (a)       At all meetings of the stockholders of the Corporation the holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively except as herein otherwise expressly provided. The holders of shares of the Preferred Stock and Preferred Stock-$25 Par shall have no right to vote and shall not be entitled to notice of any meeting of stockholders of the Corporation nor to participate in any such meeting except as herein otherwise expressly provided and except for those purposes, if any, for which said rights cannot be denied or waived under some mandatory provision of law which shall be controlling.

                   (b)       If and when dividends payable on the Preferred Stock and Preferred Stock-$25 Par shall be in default in an amount equivalent to or exceeding four (4) full quarter-yearly dividends on all shares of all series of the Preferred Stock or Preferred Stock-$25 Par then outstanding and entitled to receive quarter-yearly dividends on the last days of March, June, September and December, and until all such dividends then in default shall have been paid or declared and set apart for payment, the holders of all shares of the Preferred Stock and Preferred Stock-$25 Par, voting as one class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the Corporation. The terms of office of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Preferred Stock and Preferred Stock-$25 Par, whether or not the holders of the Common Stock shall then have elected the remaining directors of the Corporation.

                   (c)       If and when all dividends then in default on the shares of Preferred Stock or Preferred Stock-$25 Par then outstanding shall be paid or declared and set apart for payment (and such dividends shall be declared and paid out of any funds legally available therefore as soon as reasonably practicable), the Preferred Stock and Preferred Stock-$25 Par shall thereupon be divested of any special right with respect to the election of directors provided in subparagraph (b) hereof, the voting power of the holders of shares of Preferred Stock, Preferred Stock-$25 Par and the holders of shares of Common Stock shall revert to the status existing before the occurrence of such default; but always subject to the same provisions for vesting such special rights in the Preferred Stock and Preferred Stock-$25 Par in case of further like default or defaults in dividends thereon. Upon the termination of any such special right upon the payment or setting apart for payment of all accumulated and defaulted dividends on such Preferred Stock or Preferred Stock-$25 Par, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the Preferred Stock and Preferred Stock-$25 Par, as a class, pursuant to such special right shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

                   (d)       In case of any vacancy in the office of a director occurring among the directors elected by the holders of Preferred Stock and Preferred Stock-$25 Par, as a class, pursuant to the foregoing provisions of subparagraph (b) hereof, the remaining directors elected by the holders of Preferred Stock and Preferred Stock-$25 Par may elect, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Likewise in case of any vacancy in the office of a director occurring among the directors elected by the holders of Common Stock pursuant to the foregoing provisions of subparagraph (b) hereof, the remaining directors elected by the holders of the Common Stock may elect, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.

                   (e)       Whenever under the provisions of subparagraph (b) hereof, the right shall have accrued to the holders of the Preferred Stock and Preferred Stock-$25 Par to elect directors, the Board of Directors shall within ten (10) days after delivery to the Corporation at its principal office of a request to such effect signed by any holder of Preferred Stock or Preferred Stock-$25 Par entitled to vote, call a special meeting of all stockholders to be held within forty (40) days from the delivery of such request for the purpose of electing directors. At all meetings of stockholders held for the purpose of electing directors during such times as the holders of shares of the Preferred Stock and Preferred Stock-$25 Par, voting as one class, shall have the special right to elect directors pursuant to subparagraph (b) hereof, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the voting power of all series of the outstanding Preferred Stock and Preferred Stock-$25 Par shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other such class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and provided further that in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the requisite amount of holders of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting of the Corporation or special meeting in lieu thereof.

                   (f)       Except when some mandatory provision of law shall be controlling and except as otherwise provided in clause (2) of paragraph 9 (a) hereof and, as regards the special rights of any series of the Preferred Stock or Preferred Stock-$25 Par, as provided in the resolutions creating such series, whenever shares of two or more series of the Preferred Stock or Preferred Stock-$25 Par are outstanding, no particular series of the Preferred Stock or Preferred Stock-$25 Par shall be entitled to vote as a separate series on any matter and all shares of the Preferred Stock and Preferred Stock-$25 Par of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the Corporation by classes may now or hereafter be required.

                   (g)       Whenever the holders of the Preferred Stock and the Preferred Stock-$25 Par are required to consent or vote as a single class, the voting power of each share of Preferred Stock-$25 Par shall be deemed to be one-fourth the voting power of each share of Preferred Stock.

            12.       From time to time, and without limitation or other rights and powers of the Corporation as provided by law, the Corporation may reclassify its capital stock and may create or authorize one or more classes of kinds of stock ranking prior to or on a parity with or subordinate to the Preferred Stock or Preferred Stock-$25 Par or may increase the authorized amount of the Preferred Stock, Preferred Stock-$25 Par or of the Common Stock or of any other class of stock of the Corporation or may amend, alter, change or repeal any of the rights, privileges, terms and conditions of shares of the Preferred Stock or Preferred Stock-$25 Par or of any series thereof then outstanding or of shares of the Common Stock or of any other class of stock of the Corporation, upon the vote, given at a meeting called for that purpose in accordance with the provisions of paragraph A.13. hereof, of the holders of a majority of the shares of stock then entitled to vote thereon or upon such other vote of its stockholders then entitled to vote thereon as may be provided by law; provided that the consent of the holders of shares of the Preferred Stock and Preferred Stock-$25 par (or of any series thereof) required by the provisions of subparagraphs (a) and (b) of paragraph A.9. hereof, if any such consent to be so required, shall have been obtained; and provided further that the rights, privileges, terms and conditions of shares of the Common Stock shall not be subject to amendment, alteration, change or repeal without the consent (given in writing or by vote at a meeting called for that purpose in accordance with the provisions of paragraph A.13. hereof) of the holders of a majority of the total number of shares of the Common Stock then outstanding.

            13.       Notice of any meeting of stockholders of the Corporation, or of the holders of any class or series of stock, required or authorized hereunder or by law, setting forth the purpose or purposes of such meeting, shall be mailed by the Corporation, not less than ten (10) days prior to such meeting (or such longer period as may be required by governing law) to all stockholders (at their respective addresses appearing on the books of the Corporation) entitled to vote thereat of record as of a date fixed by the Board of Directors of the Corporation, not exceeding sixty (60) days in advance of such meeting, for the purpose of determining the stockholders entitled to notice of and to vote at such meeting, unless such notice shall have been waived, either before or after the holding of such meeting, by all stockholders entitled to notice thereof and to vote thereat. Any action authorized to be taken at a meeting called for that purpose in accordance with the provisions of this paragraph A.13. may be taken either at a special meeting, or at any regular or annual meeting provided that notice of such proposed action is included in the notice of such meeting. Except where some mandatory provision of law shall be controlling, no other, longer or additional notice need be given of any such meeting and all holders of shares of stock of the Corporation, by becoming such, hereby consent to the holding of any such meeting upon notice given as hereinbefore provided and thereby waive, to the full extent permitted by law, any right to require the giving of or to receive any such other, longer or additional notice. Any action required or permitted to be taken at any annual or special meeting of such stockholders may be taken without a meeting or such stockholders if a consent in writing, setting forth the actions so taken, is signed by all stockholders entitled to vote on the action and delivered to the Secretary of the Corporation.

            14.       So long as any shares of the Preferred Stock or Preferred Stock-$25 Par are outstanding, the payment of dividends by the Corporation on its Common Stock (other than dividends payable in Common Stock) and the making of any distribution of assets to holders of Common Stock by the purchase of shares or otherwise (each of such actions being hereinafter referred to, for the purposes of this paragraph A.14., as "payment of Common Stock dividends") shall be subject to the following limitations:

       (a)       If and so long as the ratio of the aggregate of capital represented by the outstanding shares of Common Stock of the Corporation (including premiums on the Common Stock but excluding premiums of the Preferred Stock and Preferred Stock-$25 Par) plus the consolidated surplus accounts of the Corporation and its subsidiaries to the total consolidated capitalization and surplus of the Corporation and its subsidiaries at the end of a period of twelve consecutive calendar months within the fourteen calendar months immediately preceding the calendar month in which the proposed payment of Common Stock dividends is to be made (which period is hereinafter referred to, for the purposes of this paragraph A.14., as the "base period"), adjusted to reflect the proposed payment of Common Stock dividends (which ratio is hereinafter referred to, for the purposes of this paragraph A.14., as the "capitalization ratio"), is less than 20%, the payment of Common Stock dividends, including the proposed payment, during the twelve calendar months' period ending with and including the calendar month in which the proposed payment is to be made shall not exceed 50% of the consolidated net income of the Corporation and its subsidiaries applicable to the Common Stock during the base period;

       (b)       If and so long as the capitalization ratio is 20% or more but less than 25%, the payment of Common Stock dividends, including the proposed payment, during the twelve calendar months' period ending with and including the calendar month in which the proposed payment is to be made shall not exceed 75% of the consolidated net income of the Corporation and its subsidiaries applicable to the Common Stock during the base period; and

       (c)       Except to the extent permitted under subparagraphs (a) and (b), above, the Corporation shall not make any payment of Common Stock dividends which would reduce the capitalization ratio to less than 25%.

            For the purposes of this paragraph A.14., (i) the total consolidated capitalization of the Corporation and its subsidiaries shall be deemed to consist of the aggregate of the principal amount of all outstanding indebtedness of the Corporation and its subsidiaries represented by bonds, notes or other evidences of indebtedness maturing by their terms more than one year after the date of issue thereof and the aggregate amount of stated capital or par value represented by all capital stock, including premiums on capital stock, of all classes of stock of the Corporation and its subsidiaries, but excluding indebtedness and capital stock of subsidiaries held by the Corporation, and (ii) consolidated surplus accounts (including capital or paid-in surplus) upon which capitalization ratios are computed, and consolidated net income of the Corporation and its subsidiaries shall be determined in accordance with such systems of accounting as may be prescribed by governmental authorities having jurisdiction in the premises, or in the absence thereof, in accordance with sound accounting practice.

B.             A statement of the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, and of the powers conferred upon the Board of Directors with respect to the creation of series of the Preferred Stock--$1.00 Par, is as follows:

            1.       the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof if different from the par value thereof;

            2.       whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may (i) be general or limited or (ii) subject to applicable law, permit more than one vote per share;

            3.       the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of such class;

            4.       whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

            5.       the amount or amounts payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

            6.       whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

            7.       whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of such class or any other securities (including Common Stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

            8.       the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or any other series of such class;

            9.       the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional shares of such series or of any other series of such class or of any other class;

            10.       the ranking (be it pari passu, junior or senior) of such class or series vis-à-vis any other series of such class or preferred stock or of any other class of preferred stock as to the payments of dividends, the distribution of assets and all other matters except that the Preferred Stock - $1.00 Par shall rank junior to the Corporation's Preferred Stock and Preferred Stock-$25 Par on all such matters; and

            11.       any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Certificate and Articles to the full extent permitted in accordance with the laws of the State of Delaware and the Commonwealth of Virginia.

            The powers, preferences and relative, participating, option and other special rights of each series of the Preferred Stock-$1.00 Par, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding.

            Notwithstanding any provisions of this Article, no holder of Preferred Stock-$1.00 Par shall as such holder have any preemptive or preferential right to purchase or subscribe to, (i) any shares of any class of stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such stock, or (iii) any obligations convertible into any such stock or into warrants, rights or options to purchase any such stock.

            FIFTH:       In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware and the Commonwealth of Virginia, the Board of Directors is expressly authorized to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise.

            SIXTH:       No director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty by such director, provided, however, that this Article SIXTH shall not eliminate or limit the liability of a director to the extent provided by law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

            SEVENTH:       Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

            EIGHTH:       The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate and Articles of Incorporation, and other provisions authorized by the laws of the State of Delaware and the Commonwealth of Virginia at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate and Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

            IN WITNESS WHEREOF, DELMARVA POWER & LIGHT COMPANY has caused this Restated Certificate and Articles of Incorporation to be executed by Thomas S. Shaw, its Chief Executive Officer, as of the 16th day of August, 2002.

DELMARVA POWER & LIGHT COMPANY By: /s/ Thomas S. Shaw Name: Thomas S. Shaw Title: Chief Executive Officer